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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the incorporation by reference in the registration statements of First International Bancorp, Inc. on Form S-8 (File Nos. 333-46149 and 333-46151) of our report dated January 23, 1998, on our audits of the consolidated financial statements of First International Bancorp, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
March 25, 1998